Exhibit 10.100

AMENDMENT TO REVOLVING CREDIT AGREEMENTS

This Amendment to Revolving Credit Agreements (this “Amendment”) is entered into as of October 1, 2008 (the “Amendment Effective Date”) by and between GE Money Bank (the “Borrower”) and General Electric Capital Corporation (the “Lender”).

WHEREAS, Borrower and Lender are parties, either directly or as successors or assignees to the original parties, to (i) that certain Revolving Credit Agreement dated as of March 29, 1996 by and between GE Capital Consumer Card Co. and Lender in the principal amount of $2,000,000,000; (ii) that certain Revolving Credit Agreement dated as of March 29, 1996 by and between GE Capital Consumer Card Co. and Lender in the principal amount of $3,500,000,000; (iii) that certain Revolving Credit Agreement dated as of March 29, 1996 by and between GE Capital Consumer Card Co. and GECFS, Inc. in the principal amount of $2,000,000,000; (iv) that certain Revolving Credit Agreement dated as of March 29, 1996 by and between GE Capital Consumer Card Co. and GECFS, Inc. in the principal amount of $6,500,000,000, and (v) that certain Revolving Credit Agreement dated as of May 1996 by and between Monogram Credit Card Bank of Georgia and Lender in the principal amount of $15,000,000,000 (as each may be amended, modified or restated, collectively, the “Agreements”); and

WHEREAS, Borrower and Lender desire to amend the Agreements as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the terms, conditions, and mutual covenants and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Lender agree as follows:

1. Definitions. Unless otherwise defined herein, all capitalized terms used in this Amendment will have the meanings ascribed to them in each Agreement.

2. Amendments to Agreements.

(a) Term. Section 1 of each Agreement is hereby amended by deleting “for a term of five years from the date hereof” from the first sentence of the first paragraph, and replacing such language with the following: “until October 1, 2013”.

(b) Duration of Credit Facility. Section 1 of each Agreement is hereby amended by deleting the second and third sentences of the second paragraph.

(c) Events of Default. Section 8 of each Agreement is hereby amended by deleting subsection (ii) and renumbering subsections (iii) through (vii) accordingly.

3. Effect of Amendment. This Amendment is hereby incorporated into and made a part of each Agreement. Except as amended by this Amendment, all terms and provisions of each Agreement shall continue and remain in full force and effect and binding upon the parties.

4. Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of law principles.

5. Counterparts. This Amendment may he executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment by their duly authorized representatives as of the Amendment Effective Date.

GE MONEY BANK		GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Brent Wallace	By:	/s/ Mark S. Barber
Name:	Brent Wallace	Name:	Mark S. Barber
Title:	President	Title:	Vice President